EXHIBIT 22



                               INTERNATIONAL GAME TECHNOLOGY SUBSIDIARIES


            Name                                Jurisdiction of Incorporation


IGT-North America                                            Nevada
International Acceptance Corporation                         Nevada
Fortune Advertising and Marketing                            Nevada
FSC                                                          Ireland
IGT-Australia Pty. Ltd.                            New South Wales, Australia
IGT-Montana                                                  Montana
IGT-Missouri                                                 Missouri
Iowa Riverboat Corporation                                   Nevada
IGT-New Zealand Pty. Ltd.                                 New Zealand
IGT-Europe, b.v.                                          Netherlands
IGT-Japan                                                     Japan
IGT-International                                            Nevada
IGT-Iceland Ltd.                                             Iceland

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